Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 21, 2013, with respect to the combined financial statements of I-Motion GmbH Events & Communication and I-Motion Veranstaltungs-GmbH Konzeption u. Ausführung Nature One, included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-189564) and related Prospectus of SFX Entertainment, Inc. for the registration of shares of its common stock.

/s/ Ralf Geisler	/s/ Jochen Kirch

/s/ Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Eschborn, Germany
September 16, 2013